EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Investor and Analyst Contact:	Media Contact:
Michelle Clemente	Gary Hanson
(602) 286-1533	(602) 286-1777

Jeffrey S. Beyersdorfer
(602) 286-1530

WESTERN REFINING TO PARTICIPATE IN UPCOMING INVESTOR CONFERENCES

EL PASO, Texas - May 12, 2015 - Western Refining, Inc. (NYSE:WNR) today announced that Company management will participate in three investor conferences over the next two weeks. The conferences include:

•	The 2015 Citi Global Energy and Utilities Conference in Boston, MA on Wednesday, May 13, 2015. The presentation is currently scheduled for 1:00 pm EDT and will be webcast live.

•	The Morgan Stanley Refining Corporate Access Day in New York City on Thursday, May 14, 2015, and

•	The UBS Global Oil and Gas Conference in Austin, Texas on Tuesday, May 19, 2015. The presentation is currently scheduled for 9:15 a.m. CDT and will be webcast live.

A link to the live webcasts and presentation materials will be available on the Investor Relations section of Western Refining’s website at www.wnr.com beginning May 13, 2015, and will remain available in accordance with the Company’s investor presentation archive policy.

About Western Refining
Western Refining, Inc. is an independent refining and marketing company headquartered in El Paso, Texas. The refining segment operates refineries in El Paso, and Gallup, New Mexico. The retail segment includes retail service stations and convenience stores in Arizona, Colorado, New Mexico, and Texas.

Western Refining, Inc. also owns the general partner and approximately 66% of the limited partnership interest in Western Refining Logistics, LP (NYSE:WNRL) and the general partner and approximately 38% of the limited partnership interest in Northern Tier Energy LP (NYSE:NTI).

More information about Western Refining is available at www.wnr.com.